UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2009

Entercom Communications Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14461	23-1701044
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania		19004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-660-5610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[x]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 23, 2009, Entercom Communications Corp. (the "Company") filed with the Securities and Exchange Commission its Definitive Proxy Statement on Schedule 14A relating to its annual meeting of shareholders to be held on May 12, 2009. The proxy statement contains a proposal (Proposal 3), approved by the Board of Directors of the Company, that the Company’s shareholders approve an amendment to the Entercom Equity Compensation Plan to permit an option exchange program.

Subject to shareholder approval, the Company intends to offer to Company employees and non-employee directors a one-time opportunity to voluntarily exchange all of their outstanding stock options with exercise prices equal to or greater than $11.80 per share for a lesser number of restricted stock units of the Company.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This document is neither an offer to purchase nor a solicitation of an offer to sell securities. The Company has not yet commenced the option exchange program. The Company will provide holders of eligible options with written materials explaining the precise terms and timing of the option exchange program. Persons who are eligible to participate in the option exchange program should read these written materials carefully when they become available because they will contain important information about the option exchange program. When filed, persons can obtain the tender offer statement and other filed documents for free from the Company or at the sec's web site at: http://www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

March 23, 2009	By:	/s/ John C. Donlevie

Name: John C. Donlevie
Title: Executive Vice President and General Counsel